UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2006

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 20, 2006, Hines REIT Properties L.P. (the "Operating Partnership"), a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company") acquired three office buildings located at 148th Avenue and N. E. 31st Way in Redmond, Washington (the "Daytona Buildings"). The sellers of the properties, affiliates of Hart Properties Northwest, LLC, are not affiliated with Hines REIT or its affiliates. The buildings consist of approximately 251,000 square feet of rentable area and are 100% leased. Microsoft Corporation leases 211,731 square feet, or approximately 84% of the buildings' rentable area, under a lease that expires in 2012 and provides options to renew for two additional five-year terms. The balance of the buildings' rentable area is leased to 16 office tenants and one retail tenant, none of which leases more than 10% of the buildings' rentable area.

The contract purchase price for the Daytona Buildings was approximately $99.0 million, exclusive of transaction costs, financing fees and working capital reserves. The acquisition was funded using proceeds from borrowings under the Company's revolving credit facility with KeyBank National Association and with proceeds from its current public offering. In connection with the acquisition of this property, Hines REIT expects to pay its advisor, Hines Advisors Limited Partnership, an affiliate of Hines Interests Limited Partnership ("Hines"), approximately $495,000 in cash acquisition fees. Likewise, the profits interest in the Operating Partnership owned by an affiliate of Hines will increase as a result of the acquisition.

Item 8.01 Other Events.

The board of directors of Hines REIT declared distributions for the month of January 2007. The declared distributions will be calculated based on shareholders of record each day during such month in an amount equal to $0.00170959 per share, per day. These distributions will be aggregated and paid in cash in April 2007.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

December 27, 2006	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary